UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549
_____________________________________________ FORM 8‑K _____________________________________________
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 23, 2017
TOR Minerals International, Inc. (Exact Name of Registrant as Specified in Its Charter) Delaware (State or Other Jurisdiction of Incorporation)
0-17321 (Commission File Number) 722 Burleson Street Corpus Christi, Texas (Address of Principal Executive Offices)	74-2081929 (IRS Employer Identification No.) 78402 (Zip Code)
(361) 883-5591 (Registrant’s Telephone Number, Including Area Code) N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02           RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 23, 2017, TOR Minerals International, Inc. (the “Company”), announced its financial results for the fourth quarter and year-ended December 31, 2016.

Full-year 2016 summary

  2016 net sales increased 3.8% to $38.5 million
  2016 net income of $444,000, versus 2015 net loss of $6.4 Million
  2016 earnings per diluted share of $0.13 per share, versus 2015 net loss per share of ($2.11)

•      2016 cash flow from operations of $4.8 million, versus 2015 cash flow from operations of $3.5 million

Annual Sales Comparison by Product Group (in 000's)	2016	2015	% Change 2016 vs. 2015
Specialty Aluminas	$21,166	$16,781	26%
Barium Sulfate and Other Products	8,542	9,154	-7%
TiO2 Pigments	8,748	11,124	-21%
Total	$38,456	$37,059	3.8%

During 2016, net sales increased 3.8 percent, as a 26 percent increase in specialty alumina sales was partially offset by decreased sales from TiO2 pigments and Barium Sulfate and Other products.  The increase in specialty alumina sales was due to strong growth to both existing and new customers in the U.S. and Europe, as well as increased volumes from a significant U.S. customer. The 21 percent decrease in TiO2 pigment sales was primarily due to lower unit volumes and lower average selling prices.  The seven percent decrease in Barium Sulfate and Other products was primarily related to decrease in sales of Other products.

Year-over-year profitability comparisons during 2016 were made difficult due to significant non-cash charges during the fourth quarter of 2015 primarily related to the strategic decision to close the SR plant at our Asian operation.  During 2016, gross margin increased 8.1 percentage points to 13.2 percent of sales.  The improvement in gross margin was related to our improved cost structure resulting from the 2015 shut down of the SR plant, as well as improved efficiencies at TPT primarily related to the 2015 plant expansion.  During 2016, SG&A expenses were $4.4 million, versus $4.7 million during 2015.  The decrease in SG&A expenses was due to the collection of a customer account that was previously deemed uncollectable, which was partially offset by increases in sales commissions and salaries and benefits.   During 2016, net income was $444,000 million, or $0.13 per diluted share, as compared to a net loss of ($6.4 million), or a loss of ($2.11) per diluted share, during 2015.

“During 2016, strong performance in our specialty alumina business more than made up for weakness in TiO2 market conditions, putting total revenue back on a growth trajectory.  In addition, incremental contribution from our alumina business, as well as strategic initiatives to improve the production efficiencies of our TiO2 business, resulted in significant improvements in profitability,” commented Dr. Olaf Karasch, Chief Executive Officer. “Strategic initiatives also resulted in significant cash flows and balance sheet improvements.  We ended the year with $3.7 million in cash, while reducing our debt by $1.9 million to $3.9 million.”

Fourth quarter summary

  4Q16 net sales increased 13% to $9.0 million
  4Q16 net loss of ($178,000), versus 4Q15 net loss of ($5.9 million)
  4Q16 loss per share of ($0.05), versus 4Q15 net loss per share of ($1.97)

Quarterly Sales Comparison by Product Group (in 000's)	4Q16	4Q15	% Change
Specialty Aluminas	$5,454	$3,830	42.4%
Barium Sulfate and Other Products	1,751	1,978	-11%
TiO2 Pigments	1,793	2,185	-18%
Total	$8,998	$7,993	13%

During the fourth quarter, net sales increased by 13 percent to $9.0 million, as a 42 percent increase in specialty alumina sales was partially offset by an 11 percent decrease in Barium Sulfate sales and an percent decrease in TiO2 pigments sales.

During the fourth quarter, gross margin was $1.0 million, as compared to ($1.1 million) last year, which included an inventory adjustment that negatively affected margin by $1.7 million.  During the fourth quarter, operating expenses decreased 17 percent to $1.2 million.  During the fourth quarter, net loss was ($178,000), or ($0.05) per diluted share, as compared to net loss of ($5.9 million), or ($1.97) per diluted share, during the same period a year ago.

“We have implemented several strategic initiatives to diversify our revenue base, lower our cost structure and improve returns.  As a result, we have demonstrated significant improvement in financial performance during 2016, restoring both top line growth and profitability to the business,” said Dr. Karasch.  “While we continuously work to improve our cost position, due to the success of our key strategic initiatives, we can now spend more time focusing on top-line growth.  Combined with improving market conditions, we believe that we are well positioned to deliver double digit top line growth in each of our product groups for the next several years, as well as further improve profitability and returns for our shareholders.”

TOR Minerals will host a conference call at 5:00 p.m. Eastern, 4:00 p.m. Central Time, on February 23, 2016, to further discuss fourth quarter and full year results. The call will be simultaneously webcast, and can be accessed via the Investors section on the Company's website, www.torminerals.com.  Investors and interested parties may participate in the call by dialing 877-407-8033.

Headquartered in Corpus Christi, Texas, TOR Minerals International is a global manufacturer and marketer of specialty mineral and pigment products for high performance applications with manufacturing and regional offices located in the United States, Netherlands and Malaysia.

This statement provides forward-looking information as that term is defined in the Private Securities Litigation Reform Act of 1995, and, therefore, is subject to certain risks and uncertainties. There can be no assurance that the actual results, business conditions, business developments, losses and contingencies and local and foreign factors will not differ materially from those suggested in the forward-looking statements as a result of various factors, including market conditions, general economic conditions, including the present slowdown in U.S. construction and the risks of a general business slow down or recession, the increasing cost of energy, raw materials and labor, competition, the receptivity of the markets for our anticipated new products, advances in technology, changes in foreign currency rates, freight price increase, commodity price increases, delays in delivery of required equipment and other factors.

A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell company transaction Not applicable
(d)	Exhibits. The following exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-B:
	Exhibit Number	Description
	99.1	Press Release, dated February 23, 2017 reporting the Company’s fourth quarter and year ended December 31, 2016 financial results

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)

Date: February 23, 2017	/s/ BARBARA RUSSELL
Barbara Russell Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated February 23, 2017 reporting the Company’s fourth quarter and year ended December 31, 2016 financial results